Exhibit 99.1

August 7, 2013	Edward Vallejo
Vice President, Investor Relations
T: 856-566-4005
edward.vallejo@amwater.com

Maureen Duffy
Vice President, Communications
T: 856-309-4546
maureen.duffy@amwater.com

AMERICAN WATER REPORTS SECOND QUARTER 2013 RESULTS; AFFIRMS 2013 GUIDANCE BASED ON SOLID FIRST SIX MONTHS

•	Income from continuing operations reported at $101.3 million, or $0.57 per diluted share

•	Weather and depreciation expense impact quarter

•	Company reaffirmed 2013 earnings guidance of $2.15-$2.25 per share

VOORHEES, N.J., August 7, 2013 – American Water Works Company, Inc. (NYSE: AWK), the largest publicly traded U.S. water and wastewater utility company, today reported results for the quarter ended June 30, 2013.

“American Water’s year-over-year quarterly results reflect a tale of two springs, with above-average rainfall and cooler temperatures in the second quarter of 2013 in sharp contrast to the same quarter in 2012, when much of the country was experiencing record-breaking drought and heat,” said Jeff Sterba, president and CEO of American Water. “However, our geographical diversity mitigated the full effect of this contrast and, when combined with our strong first quarter results, we are reaffirming our annual earnings guidance of $2.15 to $2.25 per share.”

Primarily due to weather, the company experienced decreases in revenues and earnings per share (EPS) for the second quarter of 2013 compared to second quarter of 2012. For the three months ended June 30, 2013, the company reported income from continuing operations of $101.3 million, or earnings per diluted share of $0.57, compared with $116.7 million, or $0.66 per diluted share, for the comparable period in 2012. This overall decrease is mainly attributable to decreased Regulated Business revenues due to lower customer usage in the second quarter of 2013 related to weather, which had an approximate $0.01-$0.02 negative impact on EPS, as compared to increased usage during the second quarter of 2012 related to weather, which had an approximate $0.06-$0.09 positive impact on EPS. The decrease is also attributable to approximately $9.0 million in higher depreciation expenses due to increased utility plant expenditures, including the company’s business transformation project to upgrade its technology systems. Also contributing to the decrease is a one-time regulatory adjustment due to the retroactive application of certain portions of the California rate case that was decided in June 2012.

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The company’s capital expenditures for the first six months of 2013 were $429.8 million, compared to $476.3 million for the same period in the prior year. The company anticipates investing approximately $950 million in construction and other capital projects in 2013 to help ensure reliable water and wastewater services.

Regulated Operations

American Water’s Regulated Businesses’ revenues for the second quarter of 2013 decreased by $19.7 million, or 3.0 percent, over the prior year’s period, mainly driven by decreased customer demand during the quarter, as compared to increased demand in the same quarter of 2012 due to the hot, dry weather conditions. The decreased revenue associated with the lower demand, which amounted to approximately $31.0 million, was partially offset by a $15.8 million increase in revenues due to rate authorizations. The Regulated Businesses’ operation and maintenance (O&M) expense increased $2.3 million, or 0.8 percent, over the prior year’s period, which is attributed to costs associated with the company’s New York acquisitions in 2012, and higher depreciation expenses associated with increased utility plant expenditures. The regulated entities’ O&M efficiency ratio (a non-GAAP measure) was flat at 40.4 percent for the last 12 months.

American Water proactively invests to upgrade and maintain its water systems. Rate authorizations are in recognition of that investment. During the quarter, the company filed general rate cases in California, Iowa and Pennsylvania, requesting approximately $98.5 million in total additional annualized revenues, if approved as filed. While final rate authorizations have not yet been received, the company reached a settlement agreement in its West Virginia rate case for additional annualized revenues of $8.5 million if approved, and interim rates have been put into effect in Kentucky for $12.3 million and in Iowa for $2.7 million of the requested rate increase amount. Additionally, annualized revenues of $5.4 million and $2.9 million from infrastructure surcharges became effective in Missouri and Pennsylvania, respectively, during the quarter, and additional annualized revenues of $3.7 million and $4.0 million in infrastructure surcharges in Pennsylvania and New Jersey, respectively, became effective on July 1.

As of Aug. 1, the company was awaiting final orders for general rate cases in five states, totaling $135.4 million in requested additional annual revenues. The extent to which requested rate increases will be granted by the applicable regulatory agencies will vary. All annualized revenue amounts are based on current usage.

“As noted, weather has many impacts on our business, including the reliability of our systems. Like many other utilities, we work with regulators to ensure the water industry is prepared for a new normal of more volatile weather conditions,” said Sterba. “A new study by the Center for Climate and Energy Solutions (C2ES) titled ‘Weathering the Storm: Building Business Resilience to Climate Change’ examines how leading global companies, including American Water, are factoring these increased risks into their planning and operations.

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AMERICAN WATER REPORTS SECOND QUARTER 2013 RESULTS

When we talk about updating and maintaining our systems, it includes improving our resilience to drought, flood and other extreme events by hardening our infrastructure, enhancing backup power supplies, promoting efficient water use and more, so that we can provide high-quality service to our customers.”

American Water also continued to execute its growth strategy. In May, the company announced an agreement to purchase Dale Service Corp., a wastewater utility company in Virginia that provides wastewater collection and treatment services to approximately 20,000 customers. This acquisition is expected to close in the latter half of the year. In June, the company completed a tuck-in acquisition to provide wastewater services to approximately 400 customers in Beaver County, Pa. Also during the quarter, the company announced that it had received regulatory approval for the purchase of water systems in Whitwell, Tenn., and Pratt, W.Va., both of which are expected to close later this year. The company also reported progress on its pending acquisition of Tri States Utility Inc., which provides water service to approximately 3,500 customers in parts of Taney County, Mo. The company expects to receive regulatory approval and close on this purchase before the end of the year.

Market-Based Operations

American Water’s Market-Based Businesses’ revenues decreased $2.0 million during the second quarter of 2013, as compared to the same period in 2012. The decrease was mainly attributable to lower revenues in the Contract Services Group, which were offset by increased revenues in the company’s homeowner services group. The Market-Based Businesses’ O&M expenses during the second quarter decreased by $7.0 million over the comparable quarter, reflecting the decreases in Contract Services Group revenues.

The Market-Based businesses also continued to execute their growth strategies. During the quarter, the company’s homeowner services business, American Water Resources, LLC, announced a nonexclusive partnership with the city of Houston to offer its Water and Sewer Line Protection Programs to more than 550,000 homeowners. In June, American Water Resources was notified of the city of Nashville’s intent to award the company an exclusive partnership to provide its protection programs to approximately 176,000 eligible homeowners. Additionally, the company’s Service Line Protection Programs in New York City, which are being offered in partnership with the city’s Department of Environmental Protection, also continue to grow, with nearly 100,000 customers enrolled.

Quarterly Dividend

On July 30, 2013, American Water’s Board of Directors declared a quarterly cash dividend payment of $0.28 per common share, payable on Sept. 3, 2013, to all shareholders of record as of Aug. 19, 2013.

On May 6, 2013, in recognition of the company’s performance, American Water’s Board of Directors increased its quarterly cash dividend payment from $0.25 per common share to $0.28 per common share, a 12 percent increase, paid on June 3, 2013, to all shareholders of record as of May 24, 2013.

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AMERICAN WATER REPORTS SECOND QUARTER 2013 RESULTS

2013 Earnings Guidance

American Water’s 2013 earnings are estimated to be in the range of $2.15 to $2.25 per share. The company’s earnings forecasts are subject to numerous risks such as extreme weather, costs associated with the company’s SAP implementation and other factors described under “Forward-Looking Statements” below and under “Risk Factors” in its annual and quarterly reports.

Non-GAAP Financial Measures

This press release includes a presentation of O&M efficiency ratio, which excludes from its calculation estimated purchased water revenues and purchased water expenses as well as the allocable portion of non-O&M support services costs, mainly depreciation and general taxes. This item is derived from American Water’s consolidated financial information but is not presented in its financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). The item constitutes a “non-GAAP financial measure” under Securities and Exchange Commission (SEC) rules. This non-GAAP financial measure supplements the company’s GAAP disclosures and should not be considered an alternative to the GAAP measure.

Management believes that the presentation of this measure is useful to investors because it provides a means of evaluating the company’s operating performance without giving effect to estimated purchased water revenues and purchased water expenses as well as the allocable portion of non-O&M support services costs, mainly depreciation and general taxes, which involve items that are not reflective of management’s ability to increase efficiency of the company’s regulated operations. In preparing operating plans, budgets and forecasts, and in assessing historical performance, management relies, in part, on trends in the company’s historical results, exclusive of estimated revenues and expenses related to purchased water and the allocable portion of non-O&M support services costs.

Set forth below is a table that reconciles the non-GAAP financial measure to the most directly comparable GAAP financial measure.

First Quarter 2013 Earnings Conference Call

The second quarter 2013 earnings conference call will take place Thursday, Aug. 8, 2013, at 9 a.m. EDT. Interested parties may listen over the Internet by logging on to the Investor Relations page of the company’s website at www.amwater.com.

Following the earnings conference call, an audio archive of the call will be available through Aug. 15, 2013, by dialing 303-590-3030 for U.S. and international callers. The access code for replay is 4628550. The online archive of the webcast and presentation will be available through Sept. 6, 2013, by accessing the Investor Relations page of the company’s website located at www.amwater.com.

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AMERICAN WATER REPORTS SECOND QUARTER 2013 RESULTS

About American Water

Founded in 1886, American Water (NYSE: AWK) is the largest publicly traded U.S. water and wastewater utility company. With headquarters in Voorhees, N.J., the company employs approximately 6,700 dedicated professionals who provide drinking water, wastewater and other related services to an estimated 14 million people in more than 30 states and parts of Canada. More information can be found at www.amwater.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events and may relate to, among other things, its future financial performance, including earnings, growth and portfolio optimization strategies, its ability to finance current operations and growth initiatives, trends in its industry, regulatory or legal developments or rate adjustments. Actual results could differ materially because of factors such as the decisions of governmental and regulatory bodies, including decisions to raise or lower rates; the timeliness of regulatory commissions’ actions concerning rates; changes in laws, governmental regulations and policies, including environmental, health and water quality, and public utility regulations and policies; weather conditions, patterns or events, including drought or abnormally high rainfall, strong winds and coastal and intercoastal flooding; changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts; the company’s ability to effect significant changes to its business processes and corresponding technology; its ability to appropriately maintain current infrastructure and manage the expansion of its business; its ability to obtain permits and other approvals for projects; changes in its capital requirements; its ability to control operating expenses and to achieve efficiencies in its operations; its ability to obtain adequate and cost-effective supplies of chemicals, electricity, fuel, water and other raw materials that are needed for its operations; its ability to successfully acquire and integrate water and wastewater systems that are complementary to its operations and the growth of its business or dispose of assets or regulatory systems that the company determined should no longer be part of its portfolio; cost overruns relating to improvements or the expansion of its operations; changes in general economic, business and financial market conditions; access to sufficient capital on satisfactory terms; fluctuations in interest rates; restrictive covenants in or changes to the credit ratings on the company’s current or future debt that could increase its financing costs or affect its ability to borrow, make payments on debt or pay dividends; fluctuations in the value of benefit plan assets and liabilities that could increase its cost and funding requirements; migration of customers into or out of its service territories; difficulty in obtaining insurance at acceptable rates and on acceptable terms and conditions; its ability to retain and attract qualified employees; the incurrence of impairment charges; labor actions including work stoppages and strikes; and civil disturbance, terrorist threats or acts, or public apprehension about future disturbances or terrorist threats or acts.

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For further information regarding risks and uncertainties associated with American Water’s business, please refer to American Water’s annual, quarterly and periodic SEC filings. The company undertakes no duty to update any forward-looking statement.

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AMERICAN WATER REPORTS SECOND QUARTER 2013 RESULTS

American Water Works Company, Inc. and Subsidiary Companies

Consolidated Statements of Income (Unaudited)

In thousands except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Operating revenues	$724,265	$745,607	$1,360,402	$1,364,161

Operating expenses
Operation and maintenance	323,320	327,577	635,523	637,581
Depreciation and amortization	101,366	92,329	201,015	184,433
General taxes	57,806	55,282	117,952	112,403
(Gain) loss on sale of assets	(114)	(213)	(208)	(626)

Total operating expenses, net	482,378	474,975	954,282	933,791

Operating income	241,887	270,632	406,120	430,370

Other income (expenses)
Interest, net	(77,757)	(79,730)	(155,871)	(159,384)
Allowance for other funds used during construction	3,699	5,076	7,095	9,438
Allowance for borrowed funds used during construction	1,770	2,313	3,423	4,394
Amortization of debt expense	(1,624)	(1,361)	(3,205)	(2,627)
Other, net	(256)	335	(1,032)	(281)

Total other income (expenses)	(74,168)	(73,367)	(149,590)	(148,460)

Income from continuing operations before income taxes	167,719	197,265	256,530	281,910
Provision for income taxes	66,456	80,602	97,624	115,995

Income from continuing operations	101,263	116,663	158,906	165,915
Income (loss) from discontinued operations, net of tax	—	(9,637)	—	(17,135)

Net income	$101,263	$107,026	$158,906	$148,780

Basic earnings per common share: (1)
Income from continuing operations	$0.57	$0.66	$0.89	$0.94

Income (loss) from discontinued operations, net of tax	—	(0.05)	—	(0.10)

Net income	$0.57	$0.61	$0.89	$0.84

Diluted earnings per common share: (1)
Income from continuing operations	$0.57	$0.66	$0.89	$0.94

Income (loss) from discontinued operations, net of tax	—	(0.05)	—	(0.10)

Net income	$0.57	$0.60	$0.89	$0.84

Average common shares outstanding during the period:
Basic	177,716	176,331	177,522	176,122

Diluted	178,910	177,491	178,716	177,296

Dividends per common share	$0.28	$0.25	$0.28	$0.48

(1)	Amounts may not sum due to rounding

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AMERICAN WATER REPORTS SECOND QUARTER 2013 RESULTS

American Water Works Company, Inc. and Subsidiary Companies

Condensed Consolidated Balance Sheet Information (Unaudited)

In thousands

	June 30, 2013	December 31, 2012

Cash and cash equivalents	$20,366	$24,433
Other current assets	525,474	475,014
Total property, plant and equipment	11,927,870	11,739,364
Total regulatory and other long-term assets	2,503,667	2,480,165

Total Assets	$14,977,377	$14,718,976

Short-term debt	$466,462	$269,985
Current portion of long-term debt	113,864	115,919
Other current liabilities	468,980	608,928
Long-term debt	5,198,326	5,209,370
Total regulatory and other long-term liabilities	3,149,975	3,073,650
Contributions in aid of construction	1,007,644	996,136
Total stockholders’ equity	4,572,126	4,444,988

Total Capitalization and Liabilities	$14,977,377	$14,718,976

Regulated Operations and Maintenance Efficiency Ratio (A Non-GAAP, unaudited measure)

In thousands

	Twelve Months Ended June 30,
	2013	2012

Total Operation and Maintenance Expenses	$1,347,982	$1,301,397
Less:
Operation and maintenance expenses - Market-Based Operations	261,283	279,944
Operation and maintenance expenses - Other	(56,558)	(62,784)

Total Regulated Operation and Maintenance Expense	1,143,257	1,084,237
Less:
Regulated purchase water expense *	110,969	102,635
Allocation of internal Operations and Maintenance expense	35,757	31,446

Adjusted Regulated Operation and Maintenance Expenses (a)	$996,531	$950,156

Total Operating Revenues	$2,873,130	$2,764,809
Less:
Operating revenues - Market-Based Operations	315,044	333,259
Operating revenues - Other	(18,006)	(24,095)

Total Regulated operating revenues	2,576,092	2,455,645
Less:
Regulated purchase water revenues *	110,969	102,635

Adjusted Regulated Operating Revenues (b)	$2,465,123	$2,353,010

Regulated Operations and Maintenance Efficiency Ratio (a)/(b)	40.4%	40.4%

*	Calculation assumes purchased water revenues approximate purchased water expenses.

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